UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

Black Creek Industrial REIT IV Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

EXPLANATORY NOTE

Black Creek Industrial REIT IV Inc. (the “Company” or “BCI IV”) has previously disclosed to its stockholders that, although a liquidity event was not guaranteed within any particular timeframe or at all, it intended to consider a liquidity event within seven to ten years following the investment of substantially all of the net proceeds from all of its offerings. On February 16, 2021, the Company’s board of directors (the “Board”) determined it is in the best interest of the Company and its stockholders to continue to be able to invest the capital it raises in the industrial sector on an ongoing basis, rather than limit these activities to an arbitrary, pre-determined period. BCI IV believes this will allow it to continue to grow, gaining economies of scale and capitalizing on the market demand for industrial warehouses. While BCI IV may consider a liquidity event at any time in the future, it currently does not have a fixed timeframe in which it intends to undertake such consideration. BCI IV is not obligated by its charter or otherwise to effect a liquidity event at any time, and there can be no assurance that it will ever pursue a liquidity event. Given that the timing of a liquidity event, if any, is uncertain, the Company has further enhanced the potential redemption capacity of its share redemption program, as described below.

Item 1.01 Entry into a Material Definitive Agreement

Dealer Manager Agreement

On February 16, 2021, the Company entered into the Amended and Restated Dealer Manager Agreement (the “A&R Dealer Manager Agreement”) with BCI IV Advisors LLC (the “Advisor”) and Black Creek Capital Markets LLC (the “Dealer Manager”). The A&R Dealer Manager Agreement amends and restates the Dealer Manager Agreement, dated as of September 5, 2019, by and among the Company, the Advisor and the Dealer Manager, to reduce the rate at which the distribution fee payable on shares of Class T shares (the “Class T Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) will be paid from 1.0% of net asset value (“NAV”) per annum to 0.85% of NAV per annum. The terms of the A&R Dealer Manager Agreement are otherwise substantially the same as to terms of the prior Dealer Manage Agreement.

The foregoing description of the A&R Dealer Manager Agreement is qualified in its entirety by reference to the full text of the A&R Dealer Manager Agreement, which is field as Exhibit 4.1 to this Current Report on Form 8-K.

Share Redemption Program

The Company’s share redemption program provides that the Company may redeem, during any calendar month, shares whose aggregate value (based on the price at which the shares are redeemed) is 2% of the Company’s aggregate NAV as of the last calendar day of the previous quarter and, during any calendar quarter, shares whose aggregate value (based on the price at which the shares are redeemed) is up to 5% of the Company’s aggregate NAV as of the last calendar day of the prior calendar quarter. On February 16, 2021, the Board approved the amended and restated share redemption program (the “Share Redemption Program”). The Share Redemption Program amends and restates the prior share redemption program in a manner which enhances the potential capacity for redemptions. Specifically, the Share Redemption Program provides that (i) if share redemptions are less than 2% in the first months of a given quarter, any unused capacity will carry over to the second month, and any unused capacity for the first two months will carry over to the third month; provided that redemptions in any given quarter will not exceed 5% of the Company’s aggregate NAV as of the last day of the prior quarter; and (ii) the redemption limitations will be based on net redemptions during a month or quarter, as applicable. The term “net redemptions” means, during the applicable period, the excess of share redemptions (capital outflows) over the proceeds from the sale of shares (capital inflows). The Board may determine to change the measurement from net to gross redemptions with respect to a particular quarter in its discretion, but any such determination must be made with respect to the entire quarter. The Share Redemption Program has also been amended to eliminate the 2.5% early redemption deduction applicable to Class T Shares outstanding for at least one year but less than two years, such that the only early redemption deduction in place is a 5% early redemption deduction that will ordinarily apply to all shares that have been outstanding for less than one year. However, on February 16, 2021, the Board suspended the early redemption deduction on all redemptions effected from February 16, 2021 through at least September 30, 2021.

In addition, the Share Redemption Program includes new provisions regarding certain circumstances in which the early redemption deduction may be waived, as well as certain limitations that will be imposed on the Company’s ability to make new investments, increase the then-current distribution rate and pay the performance component of the advisory fee under the Advisory Agreement (defined below) and the Partnership Agreement (defined below), in the event that the

Company were ever to fail to satisfy 100% of properly submitted redemption requests for any consecutive 24-month period.

The foregoing description of the Share Redemption Program is qualified in its entirety by reference to the full text of the Share Redemption Program, which is field as Exhibit 10.1 to this Current Report on Form 8-K.

Amended and Restated Advisory Agreement

On February 16, 2021, the Company and the Operating Partnership entered into the Amended and Restated Advisory Agreement (2021) (the “Advisory Agreement”) with the Advisor. The Advisory Agreement amends and restates the Amended and Restated Advisory Agreement (2020) to, among other things, amend the calculation of the fixed component of the advisory fee. As amended, the fixed component of the advisory fee, which was previously a monthly fee in an amount equal to 1/12th of 0.80% of the aggregate cost of each real property asset within our portfolio, will be a monthly fee in an amount equal to 1/12th of 1.25% of (a) the applicable monthly NAV per Fund Interest times the weighted-average number of Fund Interests for such month and (b) the consideration received by the Company or its affiliates for selling interests in properties under the DST Program (defined below), net of up-front fees and expense reimbursements payable out of gross sale proceeds from the sale of such interests. “Fund Interests” are outstanding shares of Common Stock and units of limited partnership interest in BCI IV Operating Partnership LP, the Company’s operating partnership, of which it serves as the sole general partner (the “Operating Partnership”), held by third parties. In addition, the Advisory Agreement revised the circumstances under which the fixed component of the advisory fee will be paid in connection with a disposition, eliminating the payment of the fee in connection with one-off dispositions that do not result in a special distribution to the Company’s stockholders. As amended, the Advisory Agreement provides that the fee will be paid in connection with a disposition, which includes (i) a sale of any substantial portion of the Company’s assets, whether effectuated either directly or indirectly through the sale of any entity owning such assets, including, without limitation, the Company or the Operating Partnership, (ii) any sale, merger, or other transaction resulting in a special distribution to the Company’s stockholders, including, without limitation, any transaction in which the Company’s stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company, or (iii) a listing or partial listing of the Company’s common stock on a national securities exchange. The fee to be paid in connection with a disposition will be equal to, as applicable, 1.0% of the total consideration paid and debt assumed and/or incurred in connection with a disposition described in clauses (i) and (ii) above or 1.0% of the gross market capitalization (reflective of total asset value) of the Company (or applicable portion thereof) upon the occurrence of a full or partial listing of the Common Stock on a national securities exchange. There is no disposition fee in connection with any dispositions that occur outside of a liquidity event transaction.

In addition, the Advisory Agreement also includes certain terms and provisions related to the facilitation of the Company’s planned launch of a program (the “DST Program”), pursuant to which a subsidiary of the Operating Partnership intends to raise capital through the sale of beneficial interests in Delaware statutory trusts holding real properties, including properties currently indirectly owned by the Operating Partnership. The DST Program has not yet commenced.

The foregoing description of the Advisory Agreement is qualified in its entirety by reference to the full text of the Advisory Agreement, which is field as Exhibit 10.2 to this Current Report on Form 8-K.

Seventh Amended and Restated Limited Partnership Agreement

On February 16, 2021, in connection with the DST Program, the Company, on behalf of itself as general partner and on behalf of the limited partners thereto, entered into the Seventh Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”). The Restated Partnership Agreement amends the prior limited partnership agreement of the Operating Partnership in order to facilitate the issuance of units of limited partnership interest in exchange for beneficial interests in Delaware statutory trusts issued pursuant to the DST Program. The Partnership Agreement also establishes three series of Class T units of limited partnership interest, Series 1 Class T Units, Series 2 Class T Units and Series 3 Class T Units, in order to align with the interests that will be offered pursuant to the DST Program.

The foregoing description of the Amended and Restated Limited Partnership Agreement is qualified in its entirety by reference to the full text of the Advisory Agreement, which is field as Exhibit 10.3 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Amended and Restated Dealer Manager Agreement, dated February 16, 2021, by and among Black Creek Industrial REIT IV, Inc., BCI IV Advisors LLC and Black Creek Capital Markets LLC
4.1	Share Redemption Program, effective as of February 16, 2021
10.1	Amended and Restated Advisory Agreement (2021), dated February 16, 2021, by and among Black Creek Industrial REIT IV, Inc., BCI IV Operating Partnership LP and BCI IV Advisors LLC
10.2	Seventh Amended and Restated Limited Partnership Agreement of BCI IV Operating Partnership LP, dated as of February 16, 2021

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the potential enhanced capacity under the share redemption program and the initiation of the DST Program. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent periodic and current reports filed with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.
February 16, 2021
	By:	/s/ SCOTT A. SEAGER
Name: Scott A. Seager Title: Senior Vice President, Chief Financial Officer and Treasurer